         AGREEMENT OF PURCHASE AND SALE (this "Agreement") dated as of December 24, 2003, by and between TOWNFAIR CENTER ASSOCIATES and TOWNFAIR CENTER ASSOCIATES, PHASE III, each a Pennsylvania general partnership having an address at c/o Michael Joseph Development Corporation 2500 Brooktree Drive, Suite 300, Wexford, PA 15090 (jointly and severally, "Seller") and comprised of P. J. DICK INCORPORATED ("PJD"), a Pennsylvania corporation, and MICHAEL JOSEPH LIMITED PARTNERSHIP #2 ("MJLP"), a Pennsylvania limited partnership, each a General Partner of each Seller (and collectively, the "General Partners"), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 44 South Bayles Avenue, Port Washington, New York 11050 ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         A. Seller owns certain parcels and improvements thereon comprising a portion of the real property and improvements located along Business Route 422 (Ben Franklin Road), White Township, Pennsylvania, known as Townfair Center (such parcels owned by Seller being more precisely described herein as the "Property").

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property, upon the terms and conditions and for the purchase price hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

         SECTION 1.  Certain Definitions.

                  "Actions" mean any claims, actions, suits, proceedings or investigations, including, without limitation, condemnation and tax certiorari proceedings, whether at law or in equity or before any court, arbitrator, arbitration panel or Governmental Authority.

                  "Affiliate" of a party means any Person which, directly or indirectly, controls, is controlled by or is under common control with, such party.

                  "Broker" means Holliday Fenoglio Fowler, L.P., having an office at 429 Fourth Avenue, Suite 200, Pittsburgh, Pennsylvania 15219-1503.

                  "Court Order" means any judgment, decree, injunction, order, decision, directive, regulation or ruling of any Governmental Authority that is binding on any Person or its property under Law.

                  "Due Diligence Period" means the period commencing on the later to occur of (a) the date a complete copy of this Agreement executed by Buyer and Seller with all exhibits attached has been delivered to Buyer or its counsel, and (b) the date Seller has delivered to Buyer the documents described in Section 5(a), or written confirmation that Seller does not have such documents (such date, the "Effective Date") and expiring on the last day of the forty fifth (45th) calendar day following the Effective Date, provided, however, that if a Phase I environmental report of the Property obtained by Buyer within the Due Diligence Period (the "Phase I") indicates that a Phase II is recommended, and Buyer has initiated a Phase II investigation within the initial Due Diligence Period, but the results of such investigation have not been received by Buyer, then the Due Diligence Period shall be extended until five
(5) days after the date Buyer has received the results of such Phase II investigation, provided that such extension of the Due Diligence Period shall not exceed thirty (30) days in any event.

                  "Escrow Agent" means Lawyers Title Insurance Corporation, or any substitute escrow agent appointed hereunder

                  "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, municipal or local.

                  "Hazardous Substances" means, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to
Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), ss.6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. ss.7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq., (ix) any hazardous substance or material identified or regulated by or under any applicable provisions of the laws of the Commonwealth of Pennsylvania; (x) asbestos or any asbestos containing materials; or (xi) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Laws.

                  "Knowledge" means the conscious awareness of factual matters, reasonably believed to be true, by any officer or partner of Seller's partners.

                  "Law" or "Laws" mean laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

                  "Leases" mean all leases affecting the Property on the date hereof, which Seller represents and warrants are all listed on Exhibit F attached hereto and made a part hereof [this exhibit to contain a detailed listing of every document comprising the leases, including amendments, side letters, guaranties, etc], together with amendments or modifications made after the date hereof and which have been approved by Buyer in writing.

                  "Lender" means Norwest Bank Minnesota, as Trustee for Nationslink 1998-2, as successor-in-interest to Patrician Financial Limited Partnership, and its Affiliates, successors and assigns.

                  "Liabilities" mean debts, liabilities, obligations, guarantees, indemnities, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

                  "Licenses" means licenses, franchises, permits, certificates, certificates of occupancy, easements, rights and other authorizations issued by a Governmental Authority or any other Person.

                  "Loan" means that certain loan in the original principal sum of Ten Million Seven Hundred Thousand 00/100 Dollars ($10,700,000.00), made by Lender to the Seller, evidenced by the Note and secured by the Mortgage and other Loan Documents.

                  "Loan Documents" means the Note, the Mortgage and other loan documents executed by Seller to Lender in connection with the Loan, all of which are listed on Exhibit B-1 attached hereto and made a part hereof and true and correct copies of which have been delivered by Seller to Buyer prior to the date hereof.

                  "Major Tenant" means any Tenant occupying more than 10,000 leasable square feet under any of the Leases.

                  "Mortgage" means that certain Open-ended Mortgage and Security Agreement dated as of February 13, 1998, made by the Seller to Lender (together with the Note secured thereby).

                  "Note" means that certain Promissory Note dated as of February 13, 1998, made by the Seller to the Lender, having a face amount of $10,700,000.

                  "Person" means any natural person, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or government or Governmental Authority.

                  "Property" means: (a) those certain tracts or parcels of real property owned by Seller comprising a unified commercial development project, commonly known as Townfair Center, located in White Township, Indiana County, Pennsylvania, more particularly identified and described on Exhibit A annexed hereto and hereby made a part hereof (the "Land"), (b) the buildings and other improvements located upon the Land (collectively, the "Improvements"), (c) all easements, rights of way, privileges, appurtenances, development rights, air rights, strips, gores and other rights pertaining to the Land and the Improvements, if any, including, without limitation, development rights, and all income therefrom, including rights to any Taking awards or proceeds, (d) any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Land or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Land and the Building by reasons of change of grade of any street occurring after the date of execution and delivery of this Agreement,
(e) all Tenant Leases, (f) all Service Contracts, and (g) any Licenses required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Property.

                  "Service Contracts" means any all service agreements, maintenance agreements, supply agreements, and any other similar contracts and agreements affecting Property.

                  "Taking" means any proceedings or negotiations instituted which do or may result in a taking by condemnation or eminent domain of the Property or any portion thereof.

                  "Tenants" mean the tenants and other parties under the Leases.

         SECTION 2. Sale and Purchase of the Property. Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer hereby agrees to buy and accept on the Closing Date, the Property.

         SECTION 3.  Purchase Price and Manner of Payment.

                  (a) The purchase price for the Property is the amount of SIXTEEN MILLION SIX HUNDRED THOUSAND and 00/100 DOLLARS ($16,600,000.00) (the "Purchase Price"), and shall be payable as follows:

                           (i) upon the execution of this Agreement, the sum of
$100,000.00 (the "Initial Deposit") shall be paid by Buyer by wire transfer to Escrow Agent;

                           (ii) upon the expiration of the Due Diligence Period,
the sum of $100,000.00 (the "Additional Deposit"; the Initial Deposit and the Additional Deposit, together with interest accruing thereon, shall be referred to herein as the "Deposit") shall be paid by Buyer by wire transfer to Escrow Agent; and

                           (iii) upon closing of title, Buyer shall assume the
outstanding principal balance of the Loan and shall acquire the Property, a portion of which will be under and subject to the Loan Documents (as modified by the Assumption Documents (as hereinafter defined)), pursuant and subject to the terms and conditions of Section 12.1(a)(v) hereof; upon such assumption and the execution of the Assumption Documents and the acceptance thereof by Lender, Buyer shall be credited with having paid a part of the Purchase Price equal to the outstanding principal balance of the Loan on the date of Closing; and

                           (iv) the balance of the Purchase Price (subject to
adjustment in accordance with the terms and conditions of this Agreement), shall be paid by wire transfer of immediately available funds to Seller or its designee.

                  (b) The Deposit shall be held by Escrow Agent in escrow in an interest bearing account. Any interest accrued on the Deposit shall be paid to whichever party is entitled to the Deposit in accordance with the provisions of this Agreement. If the Closing shall occur, interest shall be credited against the Purchase Price. The Deposit shall be held and disbursed by Escrow Agent in accordance with the escrow provisions annexed hereto as Exhibit B.

                  (c) Seller represents that its federal tax identification number is 25-1759438 (for Townfair Center Associates) and 23-2944295 (for Townfair Center Associates, Phase III). Seller acknowledges and agrees that Seller's tax identification number shall be used on the account into which the Deposit is placed.

                  (d) Seller will allocate the Purchase Price between them as shown on Schedule 3(d) attached to this Agreement.

         SECTION 4. Title Matters.

                  (a) Seller shall convey to Buyer at the Closing good, marketable, insurable fee simple title to the Property, free of all deeds of trust, mortgages, liens, easements, covenants, restrictions, leases, licenses and other encumbrances ("Encumbrances"), subject only to the Permitted Encumbrances (as hereinafter defined), which title shall be insurable by a reputable title insurance company, selected by Buyer, licensed in the Commonwealth of Pennsylvania (the "Title Company"), by issuance of an ALTA owner's title insurance policy (the "Owner's Policy"), insuring the title of the Property at its ordinary rates and without special premiums, and in the standard form issued by the Title Company in the Commonwealth of Pennsylvania, without exception or reservations of any kind, including, without limitation, the standard pre-printed exceptions to the title policy, other than the Permitted Encumbrances (any such other exceptions or reservations, the "Non-Permitted Encumbrances").

                  (b) The term "Permitted Encumbrances" as used in this Agreement shall mean:

                           1. any state of facts which a current accurate land
title survey of the Property would show, provided that such facts would not render title other than good and marketable and would not impair the continued use of the Property for a shopping center;

                           2. those matters specifically set forth on Exhibit C
annexed hereto and hereby made a part hereof, subject, however, to the provisions of subsection (e) of this section;

                           3. those matters shown on the Title Commitment
(referred to in Section 4(c)) and not listed or referred to in Buyer's Statement (referred to in Section 4(e)) or, if any such matters are listed or shown on Buyer's Statement, those which Buyer has subsequently waived under Section 4(e);

                           4. all Laws, provided such Laws are not violated by
the existing improvements and do not prohibit the use of the Property as a shopping center;

                           5. all presently existing and future liens of real
estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

                           6. the Leases; and

                           7. the Loan Documents.

                  (c) If Buyer's commitment for an Owner's Policy (the "Title Commitment") discloses judgments, bankruptcies or other returns against other Persons having names the same as or similar to that of the Seller, Seller shall, on the request of Buyer, deliver to Buyer and the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against the Seller. Seller shall deliver any customary affidavits required by the Title Company to eliminate exceptions other than the Permitted Encumbrances appearing in the Title Commitment.

                  (d) At the Closing, Seller shall deliver to each of Buyer and the Title Company an affidavit and/or indemnity with respect to mechanic's liens certifying that there are no unpaid bills for services rendered or materials furnished to the Property.

                  (e) Buyer shall furnish to Seller or its counsel within thirty
(30) days after the Effective Date, a copy of the Title Commitment, together with a statement specifying any objections to title, and may furnish Seller with a current survey of the Premises, together with objection to any conditions disclosed by such survey ("Buyer's Statement"), provided Buyer shall have no right to object to any Permitted Exceptions other than the matters set forth on Exhibit C hereto. Seller or its counsel shall, within ten (10) days of receipt by Seller's counsel of Buyer's Statement, give notice to Buyer ("Seller's Notice") as to which, if any, of the defects set forth in Buyer's Statement, that Seller will not commit to cure at or before the Closing. If Seller does not, within ten (10) days after receipt of Buyer's Statement, advise Buyer in writing that it will remove all of the defects listed in Buyer's Statement, then Buyer's sole right shall be to either (a) waive such defects and close title without abatement or reduction of the Purchase Price, or (b) terminate this Agreement, in either case upon notice to Seller and Escrow Agent given within five (5) days after the expiration of such ten (10) day period. If Buyer elects to terminate this Agreement, the Deposit shall be returned to Buyer, and upon such return, except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void. If Buyer does not notify Seller of its election to terminate this Agreement within such five (5) day period, Buyer shall conclusively be deemed to have waived its right of termination on account of such defects, provided, however, that notwithstanding anything to the contrary set forth in this Agreement, Seller shall be obligated to cure at or before the Closing all any Encumbrance which can be removed at time of closing by payment of a liquidated amount or by posting a bond, as well as any Encumbrance arising after the date of Buyer's delivery of Buyer's Statement and prior to the Closing Date, except for any of the foregoing arising from the acts or omissions of Buyer, its agents, contractors or employees. Seller shall not be obligated to cure non-liquidated Encumbrances (e.g., easements, covenants and restrictions) of record as of the date of Buyer's title commitment and which Seller advises Buyer in Seller's Notice that Seller does not wish to cure.

                  (f) Seller shall have the right to pay off any monetary Encumbrances against the Property on the Closing Date out of the cash then payable provided, in the case of Encumbrances held by institutional lenders, Seller shall deliver a pay off letter at the closing from the lender holding such encumbrance of record, and in the case of Encumbrances held by non-institutional lenders, recordable instruments of release or discharge of such Encumbrances in form and substance satisfactory to the Title Company are then delivered to Buyer.

         SECTION 5. Due Diligence.

                  (a) Promptly after the full execution of this Agreement, Seller shall deliver copies of the following documents to Buyer, to the extent in Seller's possession or control: (i) all Leases currently in effect, (ii) all existing environmental reports for the Property, (iii) the latest, full size survey of the Property, (iv) construction drawings for the Property, if any, (v) title reports, together with copies of all title exception documents, (vi) metes and bounds description of the Land, (vii) annual operating expense reports and tax bills for the past three years, (viii) utility bills for the past twelve
(12) months, (ix) information, on a tenant by tenant basis, setting forth the reimbursements paid by each tenant for common area maintenance charges, taxes and insurance, together with a supporting schedule of expenses for the Property,
(x) a list and description of all rent delinquencies as of the date hereof, (xi) all existing service contracts currently affecting the Property, (xii) any plans or proposals submitted or reviewed by the local authorities regarding potential expansion or development of the Property, (xiii) the Loan Documents, together with any correspondence sent to or received from Lender in respect of the Property during the preceding three (3) years.

                  (b) Buyer shall have the right, at any time after the Effective Date, to inspect the Property, and to investigate existing zoning, the physical, structural and environmental condition of the Property, the compliance of the Property with Laws, the rental income and recoveries listed in the rent roll, the operating expenses, taxes and other costs of operating the Property, and any other factors Buyer deems relevant in determining whether to purchase the Property. For purposes of conducting such inspections and studies, Buyer shall have access to the Property at all reasonable times, subject to Section 5(d) below.

                  (c) Buyer may terminate this Agreement, for any reason or for no reason at all, in Buyer's sole discretion, on notice to Seller and Escrow Agent given at any time during the Due Diligence Period, which notice may be given by email to dvith@mjdc.com and to dondulac@watkinsdulac.com, with a copy concurrently sent by facsimile to Mssrs. Vith and Dulac at their facsimile numbers set forth herein. In the event of such termination, Escrow Agent shall return the Deposit to Buyer, whereupon, except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void. If Buyer does not elect to terminate this Agreement pursuant to this Section 5(c) within the Due Diligence Period, Buyer shall conclusively be deemed to have waived its right of termination under this
Section 5(c), the Deposit shall be non-refundable, except as otherwise expressly provided hereunder, and Buyer shall post the Additional Deposit with Escrow Agent no later than two (2) business days after the expiration of the Due Diligence Period. When wired to and deposited with the Escrow Agent, the Additional Deposit will be non-refundable, except as otherwise expressly provided hereunder.

                  (d) Upon not less than two business days prior written notice to Seller, Seller shall permit Buyer and its agents and consultants access to the Property from time to time for the purpose of undertaking surveys and engineering, environmental, soils, wetlands and other similar tests, borings, drillings and studies, provided Buyer promptly repairs any damage to the Property caused by such entry and restores the Lands to the condition that existed prior to such entry. Seller shall cooperate with Buyer and enforce provisions of Leases if necessary in order to facilitate entry by Buyer into tenant spaces as reasonably required by Buyer. Buyer shall hold and save Seller harmless from and against any and all loss, cost, damage, injury or expense arising out of or in any way related to the acts or omissions of Buyer, its agents, employees and consultants, relating to any such entry, and such obligation shall survive the termination of this Agreement, except that Buyer shall not be liable for costs or damages resulting from Buyer's discovery or exacerbation of pre-existing conditions, absent Buyer's negligence. Prior to any such entry, Buyer shall furnish to Seller evidence that Buyer (or its respective contractors entering onto the Property to perform borings, drillings or other intrusive testings) has procured comprehensive liability insurance from an insurer authorized to do business in the Commonwealth of Pennsylvania which is reasonably acceptable to Seller protecting Seller from claims for bodily injury or death in single limit amount of not less than $1,000,000, naming Seller as an additional insured. Such insurance shall provide that at least thirty (30) days' notice of termination, cancellation, modification or lapse of coverage shall be given to Seller. The indemnification provision contained in this Section 5(d) shall survive the termination of this Agreement and/or the closing of title.

                  (e) Buyer will provide Seller with copies of any environmental reports of the Property prepared for Buyer. Buyer will keep confidential and not disclose to third parties all environmental reports of the Property prepared for or delivered to Buyer, except for disclosures (i) to Buyer's consultants, agents, representatives, employees and third parties needing to know such information, provided all such parties agree to maintain the confidentiality of such reports, and (ii) required by law.

         SECTION 6. Closing Date. The closing of this transaction (the "Closing") shall be conducted on the later of (i) the date occurring ten (10) days after the expiration of the Due Diligence Period or (ii) January 31, 2004 (the "Closing Date"). The Closing shall be conducted by mail in escrow with the Title Company pursuant to an escrow procedure reasonably acceptable to Seller and Buyer, or at such place as the parties may otherwise agree. Upon the Closing, exclusive possession of the Property, subject to the rights of tenants under the Leases as tenants only, shall be delivered to Buyer, and Buyer shall thence have the right to enjoy the rents, issues and profits therefrom.

         SECTION 7. Closing Deliveries and Closing Costs.

         7.1 Seller Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following items executed and acknowledged by Seller, as appropriate:

                  (a) A special or limited warranty deed conveying fee simple title to the Property to Buyer in accordance with this Agreement.

                  (b) A general instrument of transfer, conveying, transferring and selling to Buyer, all right title and interest of Seller in and to all of the personal property, if any, owned by Seller, all rights of Seller in and to any Service Contract which Buyer has advised Seller it wishes to assume, to the extent the same are assignable, and any intangible property forming part of the Property.

                  (c) An assignment by Seller and assumption by Buyer of all of Seller's right, title and interest in and to the Leases, including security deposits, in the form attached hereto as Exhibit D.

                  (d) A non-foreign affidavit for Seller complying with the requirements of Internal revenue Code Section 1445 (f) (3) and regulations promulgated thereunder.

                  (e) Form 1099.

                  (f) A certificate stating that all representations and warranties of Seller set forth in Section 10 hereof remain true and correct as of the Closing Date (or certifying as to any changes thereto, subject, however, to the provisions of Section 10.4 herein).

                  (g) An updated rent roll for the Property, together with a schedule of then-existing delinquencies, certified by Seller to be true and correct (Seller shall deliver this updated rent roll to Buyer at least two (2) business days prior to the closing).

                  (h) Lender's Consent and Lender's Estoppel (each as hereinafter defined).

                  (i) Any document required by law to be executed by Seller in order to allow Buyer to record any transfer document, including any transfer or documentary stamp return.

                  (j) Original estoppels certificate from the following tenants:
Lowe's, Supervalu Shop n' Save, Michaels, CVS Pharmacy, Pier 1 Imports and tenants occupying 80%, by rentable square footage, of the remaining retail space at the Property, all in a form substantially similar to the form attached hereto as Exhibit E (or in such other form as may be prescribed under the respective lease with such tenant), dated no earlier than thirty (30) days prior to the closing, and confirming, in the case of tenants, (a) the factual matters with respect to such tenants as set forth in the Rent Roll (as hereinafter defined) and in Sections 10.1 (g), (h) and (i) hereof and (b) that Seller as landlord is not in default under such tenant's lease, nor are there any work allowances, concessions or improvements to be performed or provided by Seller as landlord that have not been performed or provided by Seller in full. Seller shall promptly request such estoppel certificate from all tenants of the Property and pursue same in good faith. If Seller is unable to obtain the estoppel certificates required under this subsection by the Closing Date, then the Closing Date shall be adjourned for a period not to exceed fifteen (15) days, to enable Seller to continue to pursue same. If such estoppel certificates have not been obtained after the expiration of such adjournment of the Closing Date, then Buyer shall have the right to terminate this Agreement, by delivering written notice of termination to Seller, in which event the Deposit, and all interest accrued thereon, shall be returned to Buyer and except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void.

                  (k) The original fully executed Leases, or, if not available, a copy of each missing Lease certified by Seller as being a true and completed photocopy.

                  (l) Copies of all Lease files in Seller's possession or control.

                  (m) Notices to each tenant under the Leases advising that Seller's interest in the Property has been conveyed to Buyer and instructing that all rent and additional rent payable under the Leases is to be remitted to Buyer, that any security deposit is thereafter being held by Buyer, and that all insurance required to be maintained by such tenant is to be amended to name Buyer as a named insured to the extent such tenant is required to so name the landlord under its Lease, such notices to be in form as reasonably required by Buyer;

                  (n) A statement showing all closing prorations.

                  (o) All keys to the Property in the possession of Seller.

                  (p) Evidence reasonably satisfactory to Buyer and the Title Company respecting the due organization of Seller and the General Partners and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

                  (q) Such other documents and instruments as may be reasonably required by this Agreement or by the Title Company in order to consummate the transaction contemplated by this Agreement and to issue the Owner's Policy to Buyer, including, without limitation, any affidavits or indemnities reasonably required in order to enable the Title Company to insure title in Buyer free of any mechanic's liens.

         7.2 Buyer Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following items executed and acknowledged by Buyer, as appropriate:

                  (a) Payment of the balance of Purchase Price, as adjusted, to be made in accordance with Section 3 above.

                  (b) A counterpart of the document referred to in Section 7.1(c) above.

                  (c) The Assumption Documents.

                  (d) Such other documents as may be required under the terms of this Agreement or as may otherwise be reasonably necessary to consummate the transactions contemplated under this Agreement, taking into account the terms and conditions of this Agreement.

         7.3 Closing Costs. At the Closing, Seller and Buyer shall each pay one-half of the transfer taxes, including transfer taxes of the Commonwealth of Pennsylvania and of the county and local municipality in which the Property is located, payable in connection with the transaction contemplated hereby. Buyer shall pay (a) the title insurance premium for the Owner's Policy, if any, (b) the costs of any survey (or an update thereto), and (c) all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Seller shall pay the costs of recording discharges of Encumbrances required to be removed by Seller under this Agreement. Seller shall pay any assumption fees in respect of Buyer's assumption of the Loan, as more fully described in Section
12.1 herein. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Buyer shall pay their respective legal, consulting, and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided.

         SECTION 8. Closing Adjustments. (a) The following shall be prorated, between Seller and Buyer as of 12:00 AM EST on the Closing Date (so that Buyer will be debited all taxes and other expenses, and be credited with all rents, accruing as of the Closing Date) on the basis of the actual number of days elapsed over the applicable period) and shall take into account the percentage of such revenues or expenses attributable to the Property:

                           (i) All real estate taxes, water charges, sewer
rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated, with Seller paying its share of any installments due before the Closing Date and Buyer assuming the obligation to pay its share of any installments due after the Closing Date.

                           (ii) Subject to Section 8(b) of this Agreement, all
fixed and base and minimum rent and regularly scheduled items of additional rent under the Leases (including any reimbursements for taxes and common areas operating costs), and other tenant charges if, as and when received. The parties acknowledge that certain Tenants may not pay all items of additional rent, including without limitation common area maintenance ("CAM") charges, insurance premiums and real estate taxes, applicable to periods prior to the Closing Date until after the Closing Date and that Seller may not have completed an accounting of such additional rent charges until after the Closing Date. The parties agree that all such items of additional rent will be adjusted between the parties under Section 8(f) and Seller's share (i.e., amounts reasonably apportionable to periods prior to the Closing Date) shall be paid to Seller without regard to Section 8(b).

                           (iii) Expenses and payments under Service Contracts
which Buyer shall elect to assume.

                           (iv) fuel, if any, at Seller's cost therefor.

                           (v) Utilities not payable directly by tenants,
including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.

                           (vi) Interest payable with respect to the Loan for
the interest accrual period within which the Closing Date occurs shall be apportioned between Seller and Buyer at and as of the Closing Date (with Buyer's share to include the Closing Date), on a per diem basis using the method for computing interest (e.g., based on a 360 day year) set forth in the Loan Documents. Seller shall also be debited at Closing with all interest, penalties or other charges under the Loan Documents accrued and unpaid as of the Closing Date to the extent such items are assumed by Buyer and not paid by Seller on or before the Closing. Seller shall assign to Buyer, and Buyer will reimburse to Seller, at the Closing all of Seller's right title and interest in all escrow and reserve accounts on deposit with Lender.

                  (b) Rents under the Leases which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Tenant Lease). Subject to the terms of the immediately succeeding sentence, to the extent rents are collected by or on behalf of Buyer on or after the Closing Date, such payments shall be applied first toward to the rents that shall then be due and payable with respect to rents for months after the Closing, second to the rents for the month in which the Closing occurs, and third to any delinquent rents owed with respect to months prior to the Closing, with Seller's share thereof being promptly delivered to Seller by Buyer. If percentage rents are collected by or on behalf of Buyer on or after the Closing Date, such percentage rents shall be allocated to the period to which they relate irrespective of the provisions of the immediately preceding sentence and appropriate portions thereof shall be applied to Buyer and Seller in proportion to the duration of such party's ownership of the Property during such period, with Seller's share thereof being promptly delivered to Seller by Buyer. Without Seller's prior written consent, Buyer may not waive any of Seller's claims against any tenant for such tenant's breach of its monetary obligations to Seller under any Lease. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents for periods not exceeding two months prior to the Closing Date and not any other amounts to Seller (except as provided in Section 8(a)(ii) above), which right shall include the right to continue or commence legal actions or proceedings against any tenant; provided, however, that Seller will not institute any action seeking eviction or ejectment of any tenant and prior to commencing any legal actions or proceedings for collection of rents against any tenant while such tenant remains a tenant at the Property, Seller will give notice ("Seller's Suit Notice") to Buyer of Seller's intent to commence a legal action or proceeding against such tenant. Not later than five business days after its receipt of Seller's Suit Notice, Buyer may direct Seller not to institute a legal action or proceeding against such tenant provided Buyer concurrently pays to Seller the amount of the delinquent rents for periods not exceeding two months prior to the Closing Date or other amounts owed to Seller by such tenant. Upon payment by Buyer to Seller of such delinquent rents or other amount owed to Seller, Buyer will be subrogated to Seller's rights against such tenant for such rents and other amounts paid by Buyer. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property at any time following the Closing Date, Seller shall retain all rights relating to its share thereof.

                  (c) The amount of any security deposits held by Seller under the Leases shall be credited to Buyer, and thereafter, Buyer shall be responsible for same.

                  (d) The amount of the outstanding principal balance of the Loan on the Closing Date shall be credited to Buyer.

                  (e) If any of the items described in this Section 8 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable. The foregoing adjustment will not apply to any interim assessment relating to the completion of new construction and the issuance of an original occupancy permit for improvements.

                  (f) If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed.

                  (g) If after the closing, the parties discover any errors in adjustments and apportionments, same shall be corrected as soon after their discovery as possible. The provisions of this Article 8 shall survive the closing, provided that no adjustments shall be made later than one (1) year after the Closing Date unless prior to such date the party seeking the adjustment shall have delivered a written notice to the other specifying the nature and basis for such claim.

         SECTION 9. Defaults. (a) In the event the Buyer fails or refuses to consummate the purchase of the Premises in accordance with the provisions of this Agreement for any reason constituting a default on the part of Buyer, then Escrow Agent shall pay to Seller the Deposit then paid and Seller shall retain the Deposit then paid as full liquidated damages in full and complete satisfaction of all claims against the Buyer and without recourse to any other remedies, legal or equitable. The parties have agreed that actual damages in such event are impossible to determine, and therefore have agreed upon the foregoing liquidated damages, after negotiation, as the parties' best estimate of actual damages which would be incurred in such circumstances.

                  (b) If the conditions set forth in Article 12.1 have not been satisfied as of the Closing Date, then Buyer may elect to (i) accept title to the Premises subject to the defaulted obligation of Seller (and in the case of a liquidated Encumbrance, use the Purchase Price to eliminate such title defect), or (ii) seek specific performance of this Agreement (and receive reimbursement from Seller for reasonable attorneys' fees and costs, if Buyer is the prevailing party in such action) or (iii) terminate this Agreement and elect to receive the return of the Deposit and any interest earned thereon, and in the event such Seller's default is a Willful Default (as hereinafter defined), be compensated by Seller for all actual damages sustained by Buyer as a result of Seller's breach of this Agreement, including, without limitation, reasonable attorneys' fees and disbursements. The term "Willful Default" as used in this Agreement shall mean (a) Seller's willful refusal to convey title to the Property at the Closing, (b) Seller's refusal to cause any Encumbrance to be released (or insured over) but only if and to the extent that Seller is obligated to do so under this Agreement, (c) Seller voluntarily taking any action which has the effect of frustrating the intention of the parties under this Agreement (e.g. entering into a new lease without Buyer's consent); or (d) an intentional material breach of a representation or warranty of Seller under this Agreement

         SECTION 10. Representations, Warranties and Covenants.

         10.1 Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants to Buyer that, as of the date hereof:

                  (a) The Seller is comprised of two entities, a general partnership and a limited partnership, each duly organized, validly existing and, in the case of the limited partnership, subsisting under the laws of the Commonwealth of Pennsylvania. The Seller has all requisite power and authority to own, lease, and operate its assets and property and to conduct its business as now being conducted.

                  (b) Except for (i) Permitted Encumbrances, (ii) mortgages that will be satisfied and released at or prior to Closing, (iii) the purchase options in favor of any tenant or an affiliate of any tenant listed on Exhibit C attached hereto (which Seller represents do not apply in the case of the contemplated sale of the entire Property to Buyer) and (iv) the Loan Documents, copies of which have been previously provided to Buyer, (A) Seller has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner all or any portion of the Property; (B) except for the purchase options referred to in clause (iii) above and as provided in the Loan Documents, there are no outstanding, options, rights, agreements, or other commitments to which Seller is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire all or any portion of the Property; and (C) Seller owns the Property free and clear of any liens and, subject to the receipt of the Lender's consent, has the absolute right, power and capacity to sell, assign, convey, transfer and deliver the Property as contemplated by this Agreement. To Seller's knowledge, except for the Mortgage and other mortgages or security documents that will be satisfied and released at or prior to Closing: (i) there are no deeds of trust and/or mortgages on the Property, and (ii) Seller has not consented to the placement of any mortgages or deeds of trust on the Property. The copies of the Loan Documents that have been delivered or made available by Seller to Buyer are true, correct and complete, and have not been modified or amended. Seller is not in default under the Loan. To Seller's knowledge, no fact or circumstance has occurred which, with the giving of notice thereof or the passage of time or both, would constitute a default by Seller under the Loan.

                  (c) This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable law affecting creditors' rights generally and principles of equity, whether considered in a proceeding at law or in equity. No consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Seller is not a "foreign person" under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax.

                  (e) There are no pending or, to Seller's knowledge, threatened Actions affecting the Property or any part thereof; nor are there any special assessments levied or payable in connection with the Property.

                  (f) To Seller's knowledge, the Land and Improvements are free of any liens and encumbrances other than the Permitted Encumbrances, the Mortgage and other Loan Documents and mortgages or security documents that will be satisfied and released at or prior to Closing.

                  (g) All of the Leases to which either the Seller is a party (by assignment or otherwise) or is bound in existence on the date hereof have been delivered or made available to Buyer. The copies of the Leases that have been delivered or made available by Seller to Buyer are true, correct and complete. Exhibit F annexed hereto and hereby made a part hereof sets forth a complete list of all Leases (including, without limitation, all leases, amendments, modifications and "side letters") to which either the Seller is a party or is bound, and is true, complete and correct in all material respects. All Leases are in full force and effect. To Seller's knowledge, all Tenants listed on Exhibit F are in possession of their respective premises and generally open for business, and there are no other parties in possession of the Property, except as otherwise noted on Exhibit F. Except as set forth on Exhibit F, to Seller's knowledge, neither Seller as landlord nor any tenant under any of the Leases is in default under any Leases and the Seller has not received from any Tenant any written notice claiming any default by the landlord under its Lease which default remains uncured. No tenant under any of the Leases has filed or has had filed against it a bankruptcy or insolvency proceeding. Seller has not received written notice of any defense to, offsets, claims or disputes against rental payable or obligations under any Lease (including, without limitation, any objection to billings of common area maintenance expenses or taxes). To Seller's knowledge, no guarantor of any Lease has been released or discharged, voluntarily (involuntarily, or by operation of law) from any obligation related to such Lease except in accordance with the terms of such Lease.

                  (h) Annexed hereto as Exhibit G is a rent roll and security deposit schedule (the "Rent Roll") for all Leases in effect as of the date hereof, which is true and correct in all respects and which shows for each rentable space in the Property the tenant name, space number, monthly base or minimum rental, and common area maintenance expense and real estate tax reimbursement amounts, security deposit held, and the expiration date of each Lease. There are no tenant security deposits to be held by the Landlord under the Leases except as listed in the Rent Roll. At the Closing, Seller shall deliver to Buyer an updated Rent Roll. If any changes shall occur in such Rent Roll Certificate, Buyer shall have the rights relating thereto as set forth in
Section 10.4 hereof.

                  (i) Except as set forth on Exhibit H annexed hereto and made a part hereof, all alterations and improvements required to be performed by the landlord under any of the Leases have been completed, all construction and other allowances and monetary concessions required to be paid by the landlord under the Leases have been paid, and no tenant under any of the Leases is entitled to any free rent or rent concession period. Except as set forth on Exhibit H, all such alterations and improvements shall be completed and all such allowances and monetary concessions shall be paid in full by Landlord on or before the Closing Date. If any allowances or monetary concessions are shown on Exhibit H as not having been fully paid or credited by Seller as of the Closing Date, Buyer will deduct and retain from the Purchase Price otherwise paid to Seller at the Closing the outstanding amount of such allowances and monetary concessions. All brokerage fees and commissions payable or which will be payable in the future with respect to the Leases have been paid in full.

                  (j) All of the Service Contracts to which Seller is a party (by assignment or otherwise) or is bound, are in existence on the date hereof and have been delivered or made available to Buyer. The copies of the Service Contracts that have been delivered or made available by the Seller to Buyer are true, correct and complete. Exhibit I annexed hereto and hereby made a part hereof sets forth a list of all Service Contracts to which Seller is a party or is bound, and is true, complete and correct in all material respects. Except as set forth on Exhibit I, the Service Contracts are in full force and effect. No default exists under any Service Contracts and to the best of Seller's knowledge, no event or act has occurred which with the giving of notice thereof or the passage of time or both would constitute a default under any Service Contracts. Except as set forth on Exhibit I, all Service Contracts are terminable without premium or penalty on no more than 30 days' notice to the contractor, vendor or other service provider thereunder.

                  (k) All of the environmental reports delivered by Seller to Buyer are true and complete copies of such reports and Seller has no knowledge of any Hazardous Substances at the Property except as may be set forth in such reports and except for any Hazardous Substances that may be sold by a tenant in the ordinary course of business and ordinary cleaning and maintenance materials used by any tenant.

                  (l) Seller has received no written notice that there are uncorrected violations of any applicable Laws affecting the Property or the use and occupancy thereof; to Seller's actual knowledge, Seller has obtained all approvals, permits and authorizations from all governmental authorities necessary for the lawful construction, use and operation of the Property, including, without limitation, a certificate of occupancy for each tenant space, permitting such space to be used for retail (or restaurant) purposes, as applicable, and zoning regulations and ordinances applicable in White Township, Pennsylvania have not been violated by existing Improvements or the use thereof.

                  (m) No petition has been filed or has, to Seller's knowledge, been threatened to be filed, by or against Seller under any chapter of the United States Bankruptcy Code or any state bankruptcy, insolvency or similar statute.

                  (n) No work has been performed or is in progress at, and no materials have been furnished to, the Property which, though not presently the subject of, might give rise to construction, mechanic's, materialmen's, municipal or other liens against, the Property or any portion thereof; and

                  (o) There are no employees employed by Seller or any property manager or otherwise at or in connection with the Property for or to which Buyer shall have any responsibilities or liabilities following the Closing. There are no employment, union, collective bargaining, contracts or similar agreements in effect in connection with the Property or the operation and/or maintenance thereof.

         10.2. Survival of Seller's Representations and Warranties. The representations and warranties contained in Section 10.1 are true, accurate and complete and not misleading in any material respect as of the date hereof and shall be deemed to be repeated at and as of the Closing Date, and shall be true, accurate and complete and not misleading in any material respect as of such date. The representations and warranties in Section 10.1 shall survive the Closing for a period of one (1) year.

         10.3 GENERAL DISCLAIMER. THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS" ,"WHERE IS," AND "WITH ALL FAULTS" BASIS, AND EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY OR THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY, THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY, OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY (IN THE EVENT BUYER ELECTS TO PURCHASE
SAME). IN ELECTING TO PURCHASE THE PROPERTY, BUYER IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS MADE BY SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIONS EXCEPT FOR THOSE SET FORTH IN THIS AGREEMENT.

         10.4. Changed Circumstances. If any event shall occur after the Effective Date, and before the Closing Date, which is not caused by Seller ("Changed Circumstance"), that renders untrue any representation or warranty made by Seller in this Agreement, it shall not constitute a breach by Seller of such representation or warranty, and Seller's reaffirmation of such representation or warranty at Closing may be qualified by such Changed Circumstance. If Seller shall obtain knowledge of any Changed Circumstance, Seller shall provide notice thereof to Buyer within a reasonable period of time. In the event Buyer receives actual notice of any Material Changed Circumstance, whether from Seller or any other source, including its own investigations, then Buyer shall have the right to terminate this Agreement, in which event both parties shall be relieved from any further obligation under this Agreement, and the Deposit shall be returned to Buyer. For purposes of this Agreement, a "Material" Changed Circumstance shall be one that (when taken together with all other Changed Circumstances) would be reasonably expected to decrease the annual net operating income of the Property by more than one and one-half (1.50%) percent or would otherwise reasonably be considered material by a Buyer of similar properties. The baseline for determining whether a Changed Circumstance is a Material Changed Circumstance (i.e., the current projected annualized NOI of the Property for 2004 as of the date of this Agreement) is agreed to be $1,469,559.00

         10.5 Representations, Warranties and Covenants of Buyer.

                  (a) Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

                  (b) Buyer has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary action. The purchase of the Property by Buyer from Seller, the execution and delivery of this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or constitute a default under the organizational documents of Buyer, or a default under any contract by which Buyer is bound, or would be a violation of any Laws applicable to Buyer. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 11. Operation of the Property Between Contract and Closing. From and after the date hereof and until the Closing, Seller shall comply with all laws, ordinances, rules or regulations affecting the Property and shall maintain the Property in its existing condition, reasonable wear and tear excepted. Seller shall pay when due any and all taxes, assessments and levies with respect to the Property and timely make all payments with respect to and perform all obligations secured by any encumbrances affecting the Property. Seller shall do or cause to be done all things reasonably within Seller's control to preserve intact and unimpaired any and all Licenses in favor of, constituting or benefiting any portion of the Property. Seller shall promptly notify Buyer of (i) the occurrence of any fire or other casualty causing damage to the Property, or (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Property or notice from any governmental authority relating to the condition, use or occupancy of the Property, (including, without limitation, all notices of violation of codes with respect to the Property), or (iii) knowledge of any default by any tenant of the Property under any of the Leases, or (iv) receipt of any notice of Seller's default as landlord under any Lease received by Seller from any tenant of the Property or the receipt or delivery from any tenant of any default or termination notice or claim of offset or defense to the payment of rent; or (v) receipt of notice from any tenant that such tenant intends to vacate its leased premises, or (vi) receipt of any notice of any actual or threatened litigation against Seller or affecting or relating to the Property. Seller shall not, without the prior written consent of Buyer in each instance, do the following:

                           (i) enter into or amend or modify any lease or other
occupancy agreement for the Property;

                           (ii) enter into any other agreement concerning the
Property not cancelable at the Closing;

                           (iii) convey or agree to convey the Property or any
portion thereof or any interest or option therein or in Seller to any third party, or cause or permit the Property to become subject to any Non-Permitted Encumbrances;

                           (iv) make any structural alteration to any
improvements on the Property, or any alteration to any HVAC, electrical, plumbing, sprinkler or other utility system serving the Property; or

                           (v) apply any of the security deposits, whether to a
default of a Tenant or otherwise, without the consent of the Buyer; or

                           (vi) consent to the assignment or subletting by any
tenant of all or any portion of its premises (to the extent that Seller as the landlord under the respective Lease has the right to withhold such consent).

If Buyer receives notice from Seller as to any of the above matters during the Due Diligence Period, Buyer may not unreasonably withhold, condition or delay its consent, provided, however, that in the case of a proposed new lease or lease amendment, Seller shall, concurrent with the submission of the respective document to Buyer, deliver to Buyer Seller's estimate of the total of the leasing commissions, tenant allowances and estimated costs of any landlord work required to be paid or incurred in connection with such new lease or amendment. Buyer's failure to respond to any notice from Seller within six business days after receipt of Seller's notice will be deemed consent from Buyer. If Buyer receives of notice from Seller as to any of the above matters after the Due Diligence Period but before the Closing Date, Buyer may in its sole discretion withhold, condition or delay its consent.

         SECTION 12. Conditions To Closing and Post-Closing Matters.

         12.1 Conditions of Buyer's Obligation to Close. (a) The obligations of Buyer to consummate the transactions contemplated by this Agreement are, at the option of Buyer, subject to the conditions set forth below, which conditions may be waived by Buyer without releasing or waiving of its rights hereunder:

                           (i) Title to the Property shall be as specified in
Section 4(a).

                           (ii) The representations and warranties of Seller
contained herein are true and correct in all material respects (subject, however, to the provisions of Section 10.4 hereof);

                           (iii) Seller shall have tendered to Buyer all of the
closing documents which Seller is required to deliver hereunder and otherwise performed all obligations required to be performed under this Agreement;

                           (iv) The property is in substantially the same
physical condition as existed upon the expiration of the Due Diligence Period, reasonable wear and tear excepted; and

                           (v) The Buyer has obtained, at its sole cost and
expense, the Lender's approval of Buyer's assumption of the Loan and the Loan Documents, upon terms reasonably acceptable to Buyer ("Lender's Consent"). Any fee charged by Lender for the assumption of the Mortgage by Buyer, shall be paid by Seller on or before the Closing. At Closing, subject to the terms of this section, Buyer shall assume the outstanding principal balance of the Loan and shall assume all of the liabilities, covenants, agreements and obligations of the Seller under the Loan Documents arising from and after the Closing Date. Buyer shall use reasonable and diligent good faith efforts to obtain the Lender's consent to the assumption of the Loan and Loan Documents by Buyer. Regardless of whether Buyer purchases the Property under this Agreement, Buyer shall pay all of Lender's reasonable out-of-pocket costs and expenses including, but not limited to, fees of Lender's counsel, its correspondent, inspectors or other parties in connection with the review of Buyer's application to assume the Loan or in connection with the assumption of the Loan. If Buyer's application to assume the Loan is approved on terms reasonably acceptable to Buyer, Buyer shall execute and deliver all documents, certificates and opinions of counsel Lender or its counsel may reasonably require in connection with the assumption of the Loan (collectively, the "Assumption Documents") and shall otherwise satisfy or cause to be satisfied Lender's reasonable conditions and requirements for closing on the assumption. Buyer shall have the right to extensions of the Closing Date as may be reasonably necessary to obtain Lender's consent to Buyer's assumption of the loan and to finalize such Assumption Documents as may be reasonably acceptable to the Lender and Buyer.

                           (vi) Seller shall have delivered to Buyer at or prior
to Closing an estoppel certificate from Lender (the "Lender's Estoppel"), dated no more than thirty (30) days before the Closing, stating that to Lender's knowledge, (i) the Loan and the Loan Documents are in full force and effect,
(ii) Seller is not in default under the Loan Documents, (iii) the date to which debt service payments have been made, (iv) the outstanding balance of principal and any accrued interest under the Loan, together with the per diem amount of interest accruing from and after the date of the Lender's Estoppel, (v) the nature and all itemized balances (as of the Closing Date) of all reserves and escrows then on deposit with the Lender, and (vi) such other customary estoppel provisions as shall be reasonably requested by Buyer. Seller's delivery of such Lender's Estoppel containing at least the items specified in clauses (i) through
(v) above shall be a condition to Buyer's obligation to consummate this transaction.

                  (b) In the event that the conditions contained in this Section
12.1 are not satisfied, except if such failure shall constitute a default by Seller under this Agreement (in which event the provisions of Section 9 shall be applicable), Buyer shall have as its sole remedy hereunder the right to (i) waive such unsatisfied condition whereupon the transactions contemplated by this Agreement shall be consummated as provided in this Agreement, or (ii) terminate this Agreement, by notice to Seller. Upon the giving of such termination notice, this Agreement shall terminate and, except as otherwise set forth herein, neither party to this Agreement shall have any further rights or obligations hereunder.

         12.2. Verizon Lease.

         (a) With respect to the Lease dated December ___, 2003 (the "Verizon Lease"), between Seller, as Landlord and Cellco Partnership (d/b/a Verizon Wireless), as Lessee, there shall be held back from the Purchase Price otherwise payable to the Seller at Closing and deposited into escrow in with Escrow Agent in accordance with an escrow agreement to be negotiated in good faith between Seller and Buyer during the Due Diligence Period, the sum of (i) the total fixed rent and additional rent which would have been payable under the Verizon Lease (if the rent commencement date under such Lease had occurred on the Closing
Date) between the Closing Date and the actual projected rent commencement date under the Verizon Lease (based upon the reasonably estimated date of substantial completion of all work required to be performed by the landlord under the Verizon Lease in constructing the leased premises and the period of time thereafter under the Lease until said base rent is to commence), plus (ii) the estimated leasing commissions remaining to be paid with respect to the initial term of the Verizon Lease, plus (iii) an amount equal to one hundred and twenty percent (120%) of the sum of the remaining estimated costs of improvements and tenant allowances which would need to be expended for the improvements to be constructed by the landlord under the Verizon Lease in order to obtain the annual fixed rent for such space as reflected on the Rent Roll, including, without limitation, site work, labor and material costs, and legal, engineering, architectural and other "soft costs" projected to be incurred by the landlord for such improvements.

         (b) The amount escrowed under subsection (a) shall be disbursed by Escrow Agent to Seller on a monthly basis following the Closing Date in accordance with the terms and conditions of the Escrow Agreement. If the actual aggregate amount expended from such escrow is less than the aggregate amount escrowed pursuant to such subsection, then at such time as such difference is determined, the Escrow Agent shall be authorized and instructed to disburse such difference to Seller.

         SECTION 13. Casualty and Condemnation

                  13.1 Casualty. In the event of any fire or other casualty affecting the Property prior to the Closing Date, Seller shall promptly notify Buyer thereof, describing the nature and extent thereof. If such casualty would cost at least $700,000 to repair, or would not be fully covered by Seller's insurance (with no deductible, or with only such deductible as Seller would agree to reimburse Buyer for), or would give any Major Tenant of the Property the right to terminate its Lease, then Buyer may, at its election, at any time within fifteen (15) calendar days after receipt of notice of such casualty, terminate this Agreement by notice to Seller and Escrow Agent, whereupon the Deposit shall be refunded to Buyer and, except as provided herein, neither party shall have any further rights against the other hereunder. In the event Buyer does not terminate this Agreement by reason of any such casualty within such fifteen (15) day period, or in the event that Buyer does not have the right to so terminate this Agreement, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Buyer on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds payable by reason of such casualty and shall pay over to Buyer all amounts theretofore received by Seller in connection with such casualty and the amount of any deductible, in each case, net of Seller's costs incurred in obtaining such proceeds or restoring the Property; provided however Seller may retain any proceeds of any "loss of rent" insurance maintained by Seller applicable to such casualty for rents lost prior to the Closing Date.

                  13.2 Condemnation. In the event of any Taking prior to the Closing Date, Seller shall promptly notify Buyer thereof, describing the nature and extent thereof. Buyer may thereupon, at its election, at any time within fifteen (15) calendar days after receipt of written notice of such condemnation, terminate this Agreement by notice to Seller and Escrow Agent, whereupon the Deposit shall be refunded to Buyer and, except as provided herein, neither party shall have any further rights against the other hereunder. In the event Buyer does not terminate this Agreement by reason of any such Taking within such fifteen (15) day period, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Buyer on the Closing Date all of Seller's right, title and interest in and to all awards payable by reason of such Taking and shall pay over to Buyer all amounts theretofore received by Seller in connection with such Taking, in each case, net of Seller's costs incurred in obtaining such award or restoring the Property.

         SECTION 14. Notices. Except as otherwise expressly provided in Section 5(c), all notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given, if in writing and, unless otherwise specified herein, and (a) upon delivery, if delivered in person or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment,
(b) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

                           To Seller:
                           ----------

                           c/o Michael Joseph Development Corporation
                           2500 Brooktree Road, Suite 300 (courier only) PO Box 1198 (mail only)
                           Wexford, PA 15090
                           Facsimile: (724) 934-1004
                           Telephone: (724) 934-1006
                           Attn: Dennis J. Vith

                           With a Copy To:
                           ---------------

                           Donald T. Dulac, Jr., Esq.
                           Watkins Dulac & Roe, P.C.
                           Two Gateway Center, 17 East
                           603 Stanwix Street
                           Pittsburg, PA 15222
                           Facsimile: (412) 434-5554
                           Telephone: (412) 434-5544 Ext 1224

                           To Buyer:
                           ---------

                           44 South Bayles Avenue
                           Port Washington, New York 11050
                           Attention: Ms. Brenda Walker
                           Facsimile: 516-767-6497
                           Telephone: 516-883-5577

                           With a Copy To:
                           ---------------

                           Warren S. Sacks, P.C.
                           707 Westchester Avenue
                           White Plains, New York 10604
                           Facsimile: (914) 682-1707
                           Telephone: (914) 428-8300

         SECTION 15. MISCELLANEOUS. (a) Buyer and Seller each warrant and represent to the other that except for the Broker, no broker, agent or finder was involved in the negotiation and consummation of this transaction. Buyer and Seller each agree to indemnify and hold the other harmless, and defend the other from and against any claim, loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees) resulting from a breach of the foregoing representation. If the Closing shall occur, Seller shall pay any fee or commission due the Broker pursuant to a separate agreement with the Broker. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

                  (b) This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (d) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

                  (e) Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

                  (f) Rule of Construction. Seller and Buyer are business entities having substantial experience with the subject matter of this Agreement and have each fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                  (g) Business Days. If the expiration of any period or the occurrence of any date referred to in this Agreement would occur on a day which is other than a business day, then such period shall be deemed to expired and/or such date shall be postponed to the first business day occurring thereafter. The term "business day" shall mean a day of the week other than Saturday, Sunday or legal holidays on which banking institutions or state government offices in the Indiana, PA area are authorized or required to close.

                  (h) If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  (i) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement.

                  (j) Seller acknowledges that as a REIT, Buyer will be required, after the Closing, to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller agrees to be bound by and to comply with the provisions set forth in Exhibit J attached hereto and made a part hereof, in order to facilitate such compliance by Buyer. The foregoing covenant of Seller shall survive the Closing.

                  (k) Seller and Buyer agree that either party may elect to structure the purchase of the Premises within the meaning of Section 1031 of the Internal Revenue Code by assigning its rights, but not its obligations, hereunder to a qualified intermediary as provided in Income Tax Regulations
Section 1.1031(k)-1(g)(4) on or before the Closing Date, and the other party hereby agrees to cooperate therewith, provided that (a) the other party will not be required to incur any costs as a result of such like-kind exchange, (b) the Closing Date shall not be adjourned by reason thereof, (c) the other party will incur no expense, liability or obligation, in connection with said structuring, other than acknowledging and consenting to exchanging party's assignment in connection with such exchange, (d) the other party shall have no obligation to take title to any real property in connection with such exchange, and (e) the other party shall make no representation or warranty in connection with, and shall have no responsibility for, compliance by such exchange with the Internal Revenue Code or any regulations thereunder.

         SECTION 16. Earnout.

         (a) Buyer acknowledges that Seller and Affiliates of Seller have commenced the process of negotiating to lease space at the Property to Staples, Hancock Fabrics and Goody's (the "New Tenants"). Attached hereto as Exhibit K is a chart showing the estimated size of premises which would be leased by each of such tenants and the projected per square foot and aggregate first year fixed annual rentals for each New Tenant (the "Chart"). In the event that:

                  (i) the Buyer (or an Affiliate of Buyer) shall acquire title to the Property pursuant to this Agreement; and

                  (ii) Seller shall, no later than ninety (90) days after the date of Closing, cause to be delivered to Buyer a letter of intent to lease space at the Property executed by one of the New Tenants for space of at least the size indicated on the Chart and at a fixed annual rental rate of at least the rate indicated on the Chart for the respective New Tenant; and

                  (iii) Buyer (or an Affiliate of Buyer) and one or more of the New Tenants shall fully execute and unconditionally delivered a lease of retail space at the Property (the "New Lease") on or before two hundred and forty (240) days after the date of Closing (except as otherwise provided in subsection (d) herein) for premises of a size and first year fixed annual rental rate for the respective New Tenant as indicated on the Chart; and

                  (iv) the New Tenant shall, on or before one (1) year after the date of Closing, open for business in its new premises and commence the payment of fixed annual rent (except as otherwise provided in subsection (d) herein);

then Seller shall be deemed to have earned a fee on account thereof in the sum of One Hundred Thousand ($100,000.00) Dollars (the "Earn-Out Fee"). The Earnout Fee shall be payable in full by Buyer upon satisfaction of the foregoing conditions.

         (b) Buyer or its affiliated entity purchasing the Property shall have the unqualified right, in its sole and absolute discretion, to refuse to enter into any lease with any New Tenant for any reason whatsoever without incurring any obligation to Seller for the payment of the Earnout Fee or any other consideration with respect to such New Tenant. Except as otherwise provided in subsection (d) herein, if for any reason whatsoever the conditions set forth in subsection (a) are not fulfilled within the time periods set forth in subsection
(a), no Earn-Out Fee or other compensation shall be payable to Seller or any of its Affiliates with respect to the leasing of the Property, and Seller hereby acknowledges that in such instance it shall have no right to file a lien against the Property or any interest of Buyer (or any Affiliate thereof) therein.

         (c) Buyer's agreement to pay the Earnout Fee is based on the assumption that Buyer shall not be obligated to pay any commission or other fee to a broker, finder or other person in connection with any lease executed with any of the New Tenants. Seller shall hold harmless, indemnify and defend Buyer (and all Affiliates thereof) from and against any and all claims, demands, actions, causes of action, suits, judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with demands for commissions or fees with respect to the leasing of retail space at the Property to any of the New Tenants, except with respect to any broker retained by Buyer. If Buyer is required to pay a commission to any broker or finder in connection with a lease with any New Tenant (other than to a broker retained by Buyer), then Buyer shall have the right to reduce the amount of the Earnout Fee by the amount of any such commission which Buyer is required to pay.

         (d) It is the intent of the parties that Buyer not be able to avoid paying the Earnout Fee on account of a lease with a New Tenant by waiting to satisfy the conditions under subsection (a) until after the required dates for satisfaction of such conditions have passed. Accordingly, if Seller shall have satisfied the condition set forth in subsection (a)(ii), and Buyer shall be negotiating a lease with a New Tenant during the two hundred and forty (240) day period referred to in subsection (a)(iii), and such lease shall not be fully and unconditionally executed and delivered within such period but shall thereafter be fully and unconditionally executed and delivered within one year of the date of Closing, then the Earnout Fee shall nevertheless be deemed Earned, provided that the New Tenant shall open its premises for business and commence the payment of fixed rent no later than eighteen (18) months (notwithstanding the provisions of subsection (a)(iv) hereof) after the date of Closing.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           SELLER:

                           TOWNFAIR CENTER ASSOCIATES and
                           TOWNFAIR CENTER ASSOCIATES, PHASE III,
                           each a Pennsylvania general partnership

                           By:   Michael Joseph Limited Partnership #2,
                                 a Pennsylvania limited partnership,
                                 as General Partner

                                 By: Michael Joseph Development Corporation. a Pennsylvania corporation, its General Partner


                                         By: /s/ Guy J. DiRienzo
                                            -----------------------------------
                                               Guy J. DiRienzo, Vice President


                           By:   P. J. Dick Incorporated,
                                 a Pennsylvania corporation,
                                 as General Partner


                                 By: /s/ Stephen M. Clark
                                    -------------------------------------------
                                      Stephen M. Clark, Executive Vice President



                           BUYER:

                           Cedar Shopping Centers Partnership, L.P.
                           a Delaware limited partnership

                           By:   Cedar Shopping Centers, Inc.
                                 a Maryland corporation, general partner


                           By:   /s/ Leo S. Ullman
                                 ----------------------------------------------
                                 Name: Leo S. Ullman
                                 Title: President

Escrow Agent hereby executes this Agreement to acknowledge receipt of the Initial Deposit and to confirm its agreement to hold and disburse the Deposit in accordance with the terms and conditions of the foregoing Agreement

Lawyers Title Insurance Corporation

By: ______________________________

                                    EXHIBIT A
                                    ---------
                         (Legal Description of the Land)

                                    EXHIBIT B
                                    ---------

                                ESCROW PROVISIONS

                  (a) The Deposit shall be held by Escrow Agent, and disbursed by Escrow Agent in the following manner:

                           (i) to Seller upon consummation of the Closing; or

                           (ii) to Seller upon receipt of written demand
                  therefor, stating that either (x) this Agreement has been terminated pursuant to a provision herein which states that Seller is entitled to the Deposit upon termination, and certifying the basis for such termination or (y) Buyer has defaulted in the performance of Buyer's obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least five (5) days business days after it has sent a copy of such demand to Buyer, in accordance with the notice procedure set forth in the Agreement nor thereafter if Escrow Agent shall have received written notice of objection from Buyer in accordance with the provisions of paragraph (b) of this Exhibit B; or

                           (iii) to Buyer upon receipt of written demand
                  therefor, stating that either (x) this Agreement has been terminated pursuant to a provision hereof which states that Buyer is entitled to the Deposit upon termination, and certifying the basis for such termination, or (y) Seller has defaulted in performance of Seller's obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least the greater of five (5) business days after it has sent a copy of such demand to Seller in accordance with the notice procedure set forth in the Agreement, nor thereafter if Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of paragraph (b) of this Exhibit B.

                  (b) Upon receipt of written demand for the Deposit by Buyer or Seller pursuant to clause (ii) or (iii) of paragraph (a) above, Escrow Agent shall promptly send a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Escrow Agent within five
         (5) business days after Escrow Agent delivers a copy of the written demand to the objecting party but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who made the written demand.

                  (c) In the event of any dispute between the parties regarding the Deposit, Escrow Agent, at its option, may disregard all instructions received and either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both Seller and Buyer, or Escrow Agent is otherwise instructed by a final unappealable judgment of a court of competent jurisdiction, or (ii) deposit the Deposit with a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

                  (d) Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that any modification of this Agreement shall be signed by Escrow Agent, Buyer and Seller.

                  (e) Seller and Buyer shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (f) Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that (i) prior to such resignation a substitute escrow agent is approved in writing by Seller and Buyer, which approval shall not be unreasonably withheld or delayed, or (ii) Escrow Agent shall deposit the Deposit with a court of competent jurisdiction. After such resignation, Escrow Agent shall have no further duties or liability hereunder.

                  (g) Buyer and Seller, together, shall have the right to terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination shall take effect and designating a replacement Escrow Agent, who shall sign a counterpart of this Agreement. Upon demand of such successor Escrow Agent, the Deposit shall be turned over and delivered to such successor Escrow Agent, who shall thereupon be bound by all of the provisions hereof.

                  (h) Seller and Buyer shall share equally the responsibility for reimbursement to Escrow Agent of all out-of-pocket expenses, disbursements and advances (including reasonable attorneys' fees) incurred or made by Escrow Agent in connection with the carrying out of its duties hereunder. Escrow Agent agrees that it shall not charge any such fees, expenses, disbursements or advances if the Deposit is released from escrow hereunder without a dispute between Seller and Buyer with respect thereto.

                  (i) Escrow Agent's agreements and obligations hereunder shall terminate and Escrow Agent shall be discharged from further duties and obligations hereunder upon final payment of the Deposit in accordance with the terms of this Agreement.

                                   EXHIBIT B-1
                                   -----------
                                (Loan Documents)

                                    EXHIBIT C
                                    ---------
                   (Additional Permitted Exceptions to Title)


1.       All Leases shown on Exhibit F below.

2. All those items shown on Schedule B to Policy No. 82-02-649560 issued by Lawyers Title Insurance Corporation, a copy of which is attached to this Exhibit C.

3. All those items shown on Schedule B, Section 2 (marked) to Commitment No. 01-0332 issued by Chicago Title Insurance Company, a copy of which is attached to this Exhibit C.

4. All matters shown on Townfair Plan No.1, Townfair Plan No.2, Townfair Plan No.3 and Townfair Plan No.4 recorded in the Office of the Recorder for Indiana County, Pennsylvania.

5. Amended and Restated Declaration of Reciprocal Easements, Covenants and Restrictions dated ______________, 2003, recorded in the Office of the Recorder for Indiana County, Pennsylvania.

6. All matters shown on Survey dated January, 1998 of The Gateway Engineers (Drawing No. 57,608).

7.       All matter shown on Survey dated May 10, 2001, of Applegate Services.

8.       The Loan Documents listed on Exhibit B-1 above.

                                    EXHIBIT D
                                    ---------
           (Assignment and Assumption of Leases and Security Deposits)

                                    EXHIBIT E
                                    ---------
                             (Estoppel Certificate)


         TO: Cedar Shopping Centers Partnership, L.P. (or it designated nominee acquire title to the Shopping Center), its mortgage lender, and their successors and/or assigns

         The undersigned ("Tenant"), under that certain lease, dated _______________ (hereinafter referred to as the "Lease"), with ____________ ("Landlord"), for certain premises located at Townfair Center in White Township, Indiana County, Pennsylvania (the "Shopping Center"), containing approximately 204,005 square feet (hereinafter referred to as the "Premises") hereby ratifies the Lease and certifies that:

         1. The Lease has not been modified, changed or amended, except by the documents listed in Schedule A attached hereto. The Lease is in full force and effect.

         2. Tenant has accepted possession of and is now occupying the Premises.

         3. The current term of the Lease commenced on _____________________ and expires on _________________. Tenant has ______ (__), remaining renewal options of ______ years each.

         4. The present base or minimum monthly rental under the Lease is $_________________. Monthly rent commenced on ______________, ____. Monthly rental has been paid through __________, 20__. There has been no prepayment of rent other than as provided by the Lease.

         5. Tenant is currently making contributions toward common area maintenance expenses, real estate taxes and insurance in the sum of $_____ per month. Payments have been made through _____, 20__.

         6. The amount of the security deposit paid under the terms of the Lease and not returned to Tenant is $_________.

         7. There are no defaults under the Lease by Landlord, nor to the best of the undersigned's knowledge has any event occurred which, with passage of time or the giving of notice or both, would constitute a default by Landlord under the Lease, except as set forth in Schedule A.

         8. All work to be performed by Landlord under the Lease has been completed in accordance with the terms of the Lease and has been accepted by the undersigned; Tenant has received all construction allowances, rent concessions and other "free rent" which Tenant is entitled to receive under the Lease, except as set forth in Schedule A.

         9. To Tenant's knowledge there are no current default-related credits, offsets or deductions to which it is entitled under the Lease.

         10. Tenant has not previously assigned the Lease or sublet all or any portion of the Premises.

         11. Tenant has no right or option to purchase any portion of the Shopping Center.

         12. Tenant confirms and agrees that the Lease is and shall at all times be subject and subordinate to any mortgages or deeds of trust now or hereafter affecting the Shopping Center, and any amendments, modifications, consolidations, substitutions, replacements, additions, renewals, extensions or re advances thereof.

                  This certification is binding upon the undersigned and may be relied upon by you and any successor in interest to you or any mortgage lender of the Shopping Center.

         The undersigned individual hereby certified that he is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

         IN WITNESS WHEREOF, Tenant has executed and delivered this Estoppel Certificate effective ____________ ____, 2003.

                                            ___________________________________

                                            By:      __________________________
                                                     Name:
                                                     Title:

                                    EXHIBIT F
                                    ---------
                                 (Tenant Leases)

                                    EXHIBIT G
                                    ---------
                                   (Rent Roll)

                                    EXHIBIT H
                                    ---------
                       (Alterations and Tenant Allowances)


1. Under Lease dated December 15, 2003, between Seller, as Landlord, and Cellco Partnership (d/b/a Verizon Wireless), as Tenant, Seller will construct on Lot 4C-2 of Townfair Plan No.3 an approximately 5,000 square foot building, of which approximately 3,000 square foot of space will be leased to Tenant. Constructed is estimated to begin on or about January 5, 2004, with an estimated completion date of April 15, 2004.

                                    EXHIBIT I
                                    ---------
                               (Service Contracts)

                                    EXHIBIT J
                                    ---------

                           8-K and Audit Requirements

                  For the period of time commencing on the execution of the attached Agreement of Purchase and Sale and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonable necessary, in the opinion of Cedar Shopping Centers, Inc. ("Cedar") outside, third party accountants (the "Accountants"), to enable Cedar and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"); (b) any other rule issued by the Commission and applicable to Cedar; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Cedar; provided however, that in any such event(s), Buyer shall reimburse Seller for those third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller acknowledges and agrees that the following is a representative description of the information and documentation that Cedar and the Accountants may require in order to comply with (a), (b), and (c) above. Seller shall provide the following information, and documentation on a per-building basis, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the attached Agreement of Sale):

         1. Rent rolls for the calendar month in which the closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the closing occurs;

         2. Seller's written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

         3.       Seller's internally-prepared operating statements;

         4.       Access to Lease files;

         5.       Most currently available real estate tax bills;

         6. Access to Seller's cash receipt journal(s) and bank statements for the Property;

         7. Seller's general ledger with respect to the Property, excluding Seller's proprietary accounts;

         8. Seller's schedule of expense reimbursements required under the Leases in effect on the Closing Date;

         9. Schedule of those items of repairs and maintenance performed by, or at the direction of the Seller, during Seller's final fiscal year in which Seller owns and operates the Property (the "Final Fiscal Year");

         10. Schedule of those capital improvements and fixed assets additions made by, or at the direction of, Seller during the Final Fiscal Year;

         11. Access to Seller's invoices with respect to expenditures made during the Final Fiscal Year; and

         12. Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

                  Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession.

                  The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

                  Upon Buyer's request, for a period of (2) years after Closing, Seller shall make Seller's books, records, existing supporting invoices and other existing substantiating documentation available to Buyer for inspection, copying, and audit by Buyer's designated accountants, at the expense of Buyer. This obligation shall survive the Closing for a period of two (2) years and shall not be merged with any instrument of conveyance delivered at Closing.

                                    EXHIBIT K
                                    ---------

                            New Tenant's Lease Terms